Exhibit 99.1

Trilogy Metals announces a New Large Shareholder and the Company's CEO Significantly Increases his Share Position

VANCOUVER, Dec. 19, 2017 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or "the Company") announces that a wholly-owned subsidiary of South32 Limited (ASX/JSE/LSE: S32) ("South32") has become a new significant shareholder of the Company owning approximately 6.5 million common shares of the Company or approximately 6% of the outstanding common shares.  Rick Van Nieuwenhuyse, the Company's Chief Executive Officer has also increased his shareholdings of Trilogy Metals by approximately 1.7 million shares, owning approximately 2.8 million common shares of the Company or approximately 2.6%.  South32 and Mr. Van Nieuwenhuyse have purchased shares from a previous shareholder.

Concurrently, Trilogy Metals has given South32 participation rights in future financings to participate at a minimum of 20% to a maximum of 40% in future financings, private or public, to a maximum ownership of 19.9% in the Company.  This right expires if South32 does not participate for the lesser of 20%, or that number of shares that would not put them past a 19.9% ownership interest in the Company, in any particular financing.

"We are excited to have South32 as a significant shareholder and joining our other large shareholders: Electrum, Paulson and Baupost. Together with our strong supportive shareholders the Company expects to advance development of the Arctic and Bornite projects in the Ambler mining district.  It is an exciting time to be a Trilogy shareholder and I am pleased to personally be ALL-IN on Ambler!", comments Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the development of the Arctic and Bornite projects in the Ambler mining district, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2016 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/December2017/19/c1780.html

%CIK: 0001543418

For further information: Company Contacts: Rick Van Nieuwenhuyse, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, info@trilogymetals.com, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 11:08e 19-DEC-17